                                                                      EXHIBIT 11




                           MONARCH DENTAL CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                 SEPTEMBER 30,              SEPTEMBER  30,
                                                          -----------------------     -------------------------
                                                             2000          1999          2000           1999
                                                          ----------     --------     ----------     ----------
Net income (loss)                                         $     (153)     $ 1,270     $    2,527     $    3,009
                                                          ==========      =======     ==========     ==========

Weighted average common shares outstanding                    12,905       13,181         12,864         12,761
Weighted average common equivalent shares outstanding
                                                                  --           --            481             --
                                                          ----------      -------     ----------     ----------
Weighted average common and common equivalent
   shares outstanding
                                                              12,905       13,181         13,345         12,761
                                                          ==========      =======     ==========     ==========

NET INCOME (LOSS) PER COMMON SHARE:

Net income (loss)                                         $    (0.01)     $  0.10     $     0.20     $     0.24
                                                          ==========      =======     ==========     ==========

NET INCOME (LOSS) PER SHARE - ASSUMING DILUTION:

Net income (loss)                                         $    (0.01)     $  0.10     $     0.19     $     0.24
                                                          ==========      =======     ==========     ==========